UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2022

TRxADE HEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2022, TRxADE HEALTH, INC., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Purchaser”). The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of: (i) 920,000 shares (the “Shares”) of the Company’s common stock, $0.00001 par value (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 601,740 shares of Common Stock and (iii) warrants (the “Private Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to 2,662,045 shares of Common Stock. The offering price per Share was $1.15 and the offering price per Pre-Funded Warrant was $1.14999. The Private Warrants were sold in a concurrent private placement (the “Private Placement”), exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).

The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.00001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Each Private Warrant has an exercise price of $1.50 per share, will be exercisable following Stockholder Approval (as defined below) and will expire on the fifth anniversary of the date on which the Private Warrants become exercisable. The Private Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions, and include full ratchet anti-dilutive rights in the event the Company issues shares of Common Stock or Common Stock equivalents within fifteen months of the initial exercise date, with a value less than the then exercise price of such Private Warrants, subject to certain customary exceptions, and further subject to a minimum exercise price of $0.232 per share. The Private Warrants also include certain rights upon ‘fundamental transactions’ as described in the Private Warrants, including allowing the holders thereof to require that the Company re-purchase such Private Warrants at the Black Scholes Value of such securities.

The Pre-Funded Warrants have cashless exercise rights and to the extent the shares of common stock underlying the Private Warrants are not registered under the Securities Act, the Private Warrants include cashless exercise rights.

If we fail for any reason to deliver shares of common stock upon the valid exercise of the Pre-Funded Warrants or Private Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Pre-Funded Warrants or Private Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the Pre-Funded Warrants and Private Warrants. The Pre-Funded Warrants and Private Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Pre-Funded Warrants and Private Warrants.

Under the terms of the Pre-Funded Warrants and Private Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%, and provided further that the Purchaser has elected to increase the ownership limitation to 9.99% in connection with the initial issuance of the Pre-Funded Warrants.

The Private Warrants may not be exercised by the holder thereof until or unless the Company’s stockholders have approved the issuance of shares of Common Stock upon the exercise of such Private Warrants pursuant to the applicable rules and regulations of the Nasdaq Stock Market, including the issuance of the shares of Common Stock issuable upon exercise of the Private Warrants in excess of 19.99% of the issued and outstanding Common Stock on the closing date of the offering (“Stockholder Approval”).

As an additional requirement to the offering, all of the officers and directors of the Company were required to enter into an agreement agreeing to vote all Common Stock over which such persons have voting control as of the record date for the meeting of stockholders of the Company (the “Voting Agreement”), which Voting Agreement has been entered into by such required persons.

The offering of the Shares, Pre-Funded Warrants and Private Warrants resulted in gross proceeds to the Company of approximately $1.75 million. The net proceeds to the Company from the offering are expected to be approximately $1.5 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

Additionally, each of the directors and executive officers of the Company, pursuant to lock-up agreements (the “Lock-Up Agreements”), agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the offering.

The transactions contemplated by the Purchase Agreement closed on October 7, 2022.

On October 4, 2022, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with Maxim Group LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds generated from the sale of the Shares and Pre-Funded Warrants and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $35,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

We agreed pursuant to the Purchase Agreement that as soon as practicable (and in any event within 60 calendar days of the date of Purchase Agreement), that we would file a registration statement on Form S-1 providing for the resale by the Purchaser of the shares of Common Stock issuable upon exercise of the Private Warrants, use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the closing date of the offerings and to keep such registration statement effective at all times until no Purchaser owns any Private Warrants or shares of Common Stock issuable upon exercise thereof. The date such required registration statement is declared effective is defined herein as the “Effective Date”.

We also agreed to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) or take action via written consent of stockholders, at the earliest practical date, but no later than December 20, 2022, for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and to solicit proxies from our stockholders in connection therewith. We are required to use our reasonable best efforts to obtain such Shareholder Approval. If we do not obtain Shareholder Approval at the first meeting, we are required to call a meeting every six months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Private Warrants are no longer outstanding.

Pursuant to the Purchase Agreement the Company has agreed that, subject to certain exceptions, (i) it will not issue any shares of Common Stock for a period of 90 days following the later of (A) the date of Stockholder Approval and (B) the Effective Date, subject to certain customary and pre-agreed exceptions and that (ii) it will not enter into a variable rate transaction for a period of nine months following the Effective Date.

We also agreed to provide the Purchaser a right of participation for 12 months following the closing date to participate up to 25% in any subsequent offering we may undertake of equity or debt.

The offering of the Shares, Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are being made pursuant to a registration statement on Form S-3 (File No. 333- 266432), which was filed by the Company with the Securities and Exchange Commission on July 29, 2022, and declared effective on August 8, 2022, as supplemented by a prospectus supplement dated October 4, 2022.

As discussed above, the Private Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants are not registered under the registration statement discussed above, and are instead being sold in a private transaction, exempt from registration under the Securities Act.

The Placement Agent Agreement, Purchase Agreement, form of Pre-Funded Warrant and form of Private Warrant, are filed as Exhibits 1.1, 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Purchase Agreement, Lock-Up Agreements, Pre-Funded Warrants, Private Warrants and Voting Agreement, are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement and the Private Warrants is incorporated by reference into this Item 3.02 in its entirety. Based in part upon the representations of the Purchaser in the Purchase Agreement, the offering and sale of the Private Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The sales of the Private Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Private Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Purchase Agreement, the Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

The maximum number of shares of Common Stock issuable upon exercise of the Private Warrants is 2,663,045 shares of Common Stock.

Item 8.01. Other Events.

On October 4, 2021, the Company issued a press release announcing the pricing of the offerings described above in Item 1.01.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include the ability of the Company to satisfy certain conditions to closing the Offering on a timely basis or at all, as well as other risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement dated October 4, 2022, between TRxADE HEALTH, INC. and Maxim Group LLC
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
5.1	Opinion of The McGeary Law Firm, P.C.
10.1+	Form of Securities Purchase Agreement dated October 4, 2022, by and between TRxADE HEALTH, INC. and the Purchaser
23.1	Consent of The McGeary Law Firm, P.C. (contained in Exhibit 5.1)
99.1	Press Release of TRxADE HEALTH, INC., dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

Date: October 7, 2022	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer